Exhibit 10.20
AMENDMENT NO. 3
TO THE
LINCOLN ELECTRIC HOLDINGS, INC.
2006 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
Recitals
WHEREAS, Lincoln Electric Holdings, Inc. (the "Company") maintains the 2006 Stock Plan for Non-Employee Directors, as amended by amendment No. 1 and amendment No. 2 thereto (as so amended, the "Plan");
WHEREAS, the Company now desires to amend the Plan to allow for book entry of, in lieu of certificates for, Restricted Shares;
WHEREAS, the Nominating and Corporate Governance Committee has approved this Amendment No. 3 to the Plan ("Amendment No. 3"); and
WHEREAS, unless otherwise defined in Amendment No. 3, terms used in Amendment No. 3 with initial capital letters will have the meanings assigned to them in the Plan.
Amendment
NOW, THEREFORE, the Plan is hereby amended by this Amendment No. 3, effective as of December 15, 2014, as follows:
1.The text of Section 7(e) of the Plan is amended and restated in its entirety to read as follows:
“Unless otherwise directed by the Committee, (i) certificates representing Restricted Shares will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Restricted Shares or (ii) all Restricted Shares will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Shares.”
2.Except as amended by Amendment No. 3, the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Amendment No. 3 effective as of the date first written above.
LINCOLN ELECTRIC HOLDINGS, INC.

By: /s/ FREDERICK G. STUEBER
Name: Frederick G. Stueber
Title: Executive Vice President, General
Counsel & Secretary